UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
April 4, 2006
Date of Report (Date of earliest event reported)
VIAD CORP
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 800, Phoenix, Arizona	85004-4545
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 207-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit 10.A
Exhibit 10.B
Exhibit 10.C

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On April 4, 2006, the Board of Directors of Viad Corp (the “Company”) approved amendment of the Restricted Stock Agreement and Performance-Based Restricted Stock Agreement of Robert H. Bohannon, Chairman of the Board, and Scott E. Sayre, Vice President-General Counsel and Secretary, for the restricted stock and performance-based restricted stock granted to these executives in February 2006. The amendment increased the holding period required for full vesting of stock in connection with retirement at age 60 or greater such that full vesting after lapse of the three-year restriction period will occur if the retirement is at least two years after the date of grant, except that the Human Resources Committee of the Board of Directors, in its absolute discretion, may approve full vesting of the stock after lapse of the three-year restriction period if the executive retires six months after the date of the grant due to unforeseen hardship or circumstances beyond the executive’s control. The Board also approved a similar amendment to the Restricted Stock Agreement for Outside Directors, except that for directors retiring after the age of 65, the holding period is six months after the date of grant. The effective date of these amendments is March 28, 2006.
     Copies of the form of Amendment to the Restricted Stock Agreement and Performance-Based Restricted Stock Agreement of Messrs. Robert H. Bohannon and Scott E. Sayre, and the form of Amendment to the Restricted Stock Agreement of Outside Directors, are attached hereto as Exhibits 10.A, 10.B and 10.C, respectively, and are incorporated by reference herein.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

10.A	-	Copy of form of Amendment to Restricted Stock Agreement, effective March 28, 2006.
10.B	-	Copy of form of Amendment to Performance-Based Restricted Stock Agreement, effective March 28, 2006
10.C	-	Copy of form of Amendment to Restricted Stock Agreement for Outside Directors, effective March 28, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP (Registrant)

April 5, 2006	By	/s/ Scott E. Sayre

Scott E. Sayre Vice President — General Counsel and Secretary (Authorized Officer)